UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2023
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 24	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS
In connection with the completion of the separation of Veralto Corporation (“Veralto”) from Danaher Corporation (“Danaher”) and the distribution to Danaher’s stockholders of all of the issued and outstanding shares of Veralto common stock held by Danaher (other than fractional shares, which will be aggregated and sold into the public market and the proceeds distributed to Danaher stockholders entitled thereto) (the “Distribution”), which is expected to occur on September 30, 2023, certain changes will occur to the Danaher Stock Fund held in each of each of the Danaher Corporation & Subsidiaries Savings Plan, the Danaher Corporation & Subsidiaries Puerto Rico Savings Plan, the Danaher Corporation Executive Deferred Incentive Program, the Danaher Deferred Compensation Plan and the Danaher Excess Contribution Program (collectively, the “Plans”). As a result of these changes, participants in the Plans and their beneficiaries will be temporarily unable to exercise certain rights otherwise available under the Plans (the “blackout”). Danaher received notice of the blackout from the administrator of the Plans, as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, on August 30, 2023.
On August 31, 2023, Danaher sent a notice (the “Blackout Notice”) to its directors and its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), informing them that a blackout will be imposed. The blackout is expected to begin on September 29, 2023 at 4:00 p.m. Eastern Time and to continue through October 5, 2023 at 4:00 pm. Eastern Time.
Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the U.S. Securities and Exchange Commission, generally imposes certain restrictions on trading in company securities by directors and executive officers in the event that fifty percent (50%) or more of an issuer’s plan participants are restricted for more than three consecutive business days from trading in company securities.
During the blackout period, subject to certain limited exemptions, Danaher’s directors and Section 16 officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Danaher common stock or derivative security with respect to Danaher common stock acquired in connection with their service or employment as a director or Section 16 officer of Danaher.
Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Blackout Notice.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

99.1	Blackout Notice, dated August 31, 2023, provided to all directors and Section 16 officers of Danaher
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	August 31, 2023	By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Deputy General Counsel and Secretary